                                 March 30, 2001


Ms. Julia A. Pollner
Senior Vice President, Finance
Metatec International, Inc.
7001 Metatec Boulevard
Dublin, Ohio  43017

          Re: Metatec International, Inc. ("Company") -- Loans ("Loans") from The Huntington National Bank ("Huntington") and Bank One, NA ("Bank One") with Huntington, as Agent ("Agent")

Dear Julie:

         In connection with the Loan Agreement dated as of September 11, 1998 and executed by and among the Company, the Agent, Huntington and Bank One (as amended, the "Loan Agreement"), it is the understanding of the Agent, Huntington and Bank One that the Company has failed to comply with each of the following covenants ("Current Covenant Violations"): (a) the Tangible Net Worth covenant (set forth in Section 4.12 of the Agreement) for the period ending December 31, 2000; (b) the Leverage Ratio covenant (set forth in Section 4.13 of the Agreement) for the period ending December 31, 2000; (c) the Interest Coverage Ratio covenant (set forth in Section 4.14 of the Agreement) for the period ending December 31, 2000; (d) the "no loss" covenant (set forth in Section 4.20 of the Agreement) for the period ending December 31, 2000; and (e) the minimum EBITDA covenant (set forth in Section 4.21 of the Agreement) for the periods ending October 31, November 30 and December 31, 2000. (Capitalized terms used but not defined herein shall have the meanings ascribed in the Loan Agreement.) The Company has requested that each of the Current Covenant Violations be waived by the Agent, Huntington and Bank One.

         We have advised you that your agreement to various modifications to the Loan Documents constitutes an integral part of our consideration of the Company's request. The modifications under consideration at this time include, but will not hereafter necessarily be limited to, the following:

         (i)  the minimum consolidated Tangible Net Worth covenant set forth in
         Section 4.12 of the Loan Agreement will be adjusted as follows:

                   Period Ending                           Minimum TNW
                   -------------                           -----------
                   March, 2001                           $11,750,000.00
                   April, 2001                           $10,800,000.00
                   May, 2001                              $9,900,000.00
                   June, 2001                             $9,600,000.00
                   July, 2001                             $8,600,000.00
                   August, 2001                           $8,000,000.00
                   September, 2001                        $8,000,000.00
                   October, 2001                          $7,900,000.00
                   November, 2001                         $7,700,000.00
                   December, 2001                         $7,500,000.00
                   January, 2002                          $7,500,000.00
                   February, 2002                         $7,500,000.00
                   March, 2002                            $7,500,000.00

         The Tangible Net Worth figures set forth above will be adjusted to reflect any tax credits realized by the Company during the period January 1, 2001 through March 31, 2002, such adjustments to be made immediately prior to the end of the testing period in which such credits are realized.

         (ii) the monthly / quarterly limitation on the Company's expenditures for fixed or capital assets set forth in Section 4.19 of the Loan Agreement will be adjusted as follows:

                   Period Ending                          Capital Expenditures
                   -------------                          --------------------
                   March, 2001 (Quarter)                     $1,100,000.00
                   April, 2001                                 $350,000.00
                   May, 2001                                    $20,000.00
                   June, 2001                                   $10,000.00
                   July, 2001                                  $175,000.00
                   August, 2001                                 $50,000.00
                   September, 2001                              $10,000.00
                   October, 2001                                $25,000.00
                   November, 2001                               $25,000.00
                   December, 2001                               $25,000.00
                   December, 2001 (Year)                     $1,790,000.00
                   January, 2002                               $200,000.00
                   February, 2002                              $200,000.00
                   March, 2002                                 $200,000.00

         Any portion of a monthly or quarterly capital expenditure allowance set forth above that is not used in the specified month or quarter of 2001 may be used by the Company in any subsequent month or quarter of fiscal year 2001, but no such unused portion may be used by the Company in fiscal year 2002.

         (iii) the minimum monthly consolidated EBITDA covenant set forth in
         Section 4.21 of the Loan Agreement will be restated as a minimum monthly (cumulative)/ quarterly consolidated EBITDA covenant and adjusted as follows:

                   Period Ending                        Minimum EBITDA
                   ------------                         --------------
                   March, 2001 (Quarter)                   $885,000.00
                   April, 2001                             $970,000.00
                   May, 2001                             $1,200,000.00
                   June, 2001                            $2,000,000.00
                   June, 2001 (Quarter)                  $1,300,000.00
                   July, 2001                            $2,200,000.00
                   August, 2001                          $2,700,000.00
                   September, 2001                       $3,700,000.00
                   September, 2001 (Quarter)             $1,600,000.00
                   October, 2001                         $4,500,000.00
                   November, 2001                        $5,300,000.00
                   December, 2001                        $6,000,000.00
                   December, 2001 (Quarter)              $2,300,000.00
                   January, 2002                         $6,700,000.00
                   February, 2002                        $7,500,000.00
                   March, 2002                           $8,100,000.00
                   March, 2002 (Quarter)                 $2,300,000.00

         (iv) a minimum monthly (cumulative) / quarterly EBITDA covenant will be instituted for the Silicon Valley operation as follows:

                   Period Ending                         Minimum EBITDA
                   -------------                         --------------
                   March, 2001 (Quarter)                 ($300,000.00)
                   April, 2001                           ($400,000.00)
                   May, 2001                             ($500,000.00)
                   June, 2001                            ($600,000.00)
                   June, 2001 (Quarter)                  ($300,000.00)
                   July, 2001                            ($700,000.00)
                   August, 2001                          ($800,000.00)
                   September, 2001                       ($900,000.00)

                   Period Ending                         Minimum EBITDA
                   -------------                         --------------
                   September, 2001 (Quarter)               ($275,000.00)
                   October, 2001                           ($950,000.00)
                   November, 2001                        ($1,000,000.00)
                   December, 2001                        ($1,050,000.00)
                   December, 2001 (Quarter)                ($250,000.00)
                   January, 2002                         ($1,050,000.00)
                   February, 2002                        ($1,050,000.00)
                   March, 2002                           ($1,050,000.00)
                   March, 2002 (Quarter)                    $100,000.00

         (v) the financial covenants set forth in Sections 4.12, 4.13, 4.14, 4.19, 4.20, and 4.21 of the Loan Agreement will be suspended during the period January 1, 2001 through March 31, 2002; provided, however, that all terms defined in those Sections and all methods of financial covenant calculation set forth in those Sections (to the extent that such terms and methods of calculation are applicable to the financial covenants set forth in items (i) through (iv) above and to the extent such terms and methods of calculation are not modified by the terms of items (i) through (iv) above) will remain as currently written; and provided, further, however, that for purposes of EBITDA covenant compliance calculation and Tangible Net Worth covenant compliance calculation, EBITDA will be modified to permit the Company to add back (as and when paid) the $500,000.00 of fees hereinafter described that are payable by the Company to Huntington and Bank One and the fees that are payable by the Company to a "turnaround" consultant and to an appraiser as hereinafter set forth.

         (vi) effective March 31, 2001, interest will accrue on the outstanding principal balances of the Loans at a per annum rate of interest that is 2.00% in excess of the Prime Rate, and the Commitment Fee will accrue at a per annum rate of 0.50% (all provisions in the Loan Agreement concerning calculations, payments and the like with respect to the foregoing otherwise to remain in effect as currently written);

         (vii) a borrowing base requirement (with daily borrowing base reports and monitoring by Huntington's asset based lending division) will be instituted with respect to Revolving Loan advances; Revolving Loan advance availability to be limited by outstanding Sub-Facility Letters of Credit (which Sub-Facility will hereafter be limited to $2,050,000.00) and by a formula based upon 80% of eligible domestic accounts, 80% of eligible insured foreign accounts, 30% of eligible domestic inventory and 20% of domestic machinery and equipment at net book value ("eligibility" to be determined by Huntington and Bank One in their sole discretion); as to eligible domestic accounts and eligible insured foreign accounts, such formula may be adjusted by Huntington and Bank One in their sole discretion following the completion of an asset-based-lending-type audit of the accounts and inventory of the Company (the fees and expenses associated with such audit to be borne by the Company), any such adjustment to be effective as of July 15, 2001 and to be based upon the Company's dilution experience concerning such accounts during the period April 1, 2001 through June 30, 2001; all accounts (domestic and foreign) securing the Loans will be collected through lockbox arrangements to be entered into between the Company and the Agent (and any necessary foreign entities); and cash collateral and controlled disbursement account arrangements also to be entered into between the Company and the Agent;

         (viii) quarterly financial reporting requirements will be changed to monthly (30 days after month end for monthly reports and 90 days after fiscal year end for annual reports) (presentations to include year-to-date results), with reporting by site and on a consolidated basis for income statements and with reporting as either "domestic" or "foreign" and on a consolidated basis for balance sheets, and period/prior-year comparisons and comparisons to budget will be required; the Company will provide cash receipts and disbursement reports to Huntington and Bank One on a daily basis; and within 15 days of month end, the Company will submit to the Agent and to each of the Banks reports concerning accounts receivable and payable agings, accounts receivable reconciliations and inventory listings;

         (ix) the definition of Net Cash Flow set forth in Section 1.4 (f) of the Loan Agreement will be modified to refer to "cash taxes" and the reference to "50%" in that Section will be changed to "100%"; and

         (x) the Revolving Loan Termination Date and the Term Loan Termination Date will be re-set to April 1, 2002.

         In connection with the foregoing, you need to be aware of several other matters. First, the Company must pay (a) to each of Huntington and Bank One a fee of $50,000.00 on April 2, 2001, a fee of $75,000.00 on or before July 31, 2001, and a fee of $75,000.00 on or before November 30, 2001, (b) to Bank One a fee of $100,000.00 on or before March 31, 2002, and (c) the fees and expenses of counsel for the Agent not later than 10 days after receipt of each statement submitted by counsel for the Agent. Second, on April 2, 2001, all funds of the Company currently on deposit with Huntington Capital Investment Company in Account No. OHE495484 (in the approximate amount of $4,600,000.00) must be paid to the Agent, for the ratable benefit of Huntington and Bank One, such funds to be applied to the outstanding balance of the Revolving Loan. Third, on or before April 20, 2001, the Company will engage a "turnaround" consultant to review, prepare and analyze (as applicable) the Company's financial condition including, without limitation, the Company's going concern and break-up values, the Company's operating, cashflow and capital budgets and the Company's management of working capital. The consultant will also prepare "hold/merge/liquidate" recommendations for each business location concerning the Company operations. All reports prepared by the consultant for the Company will also be simultaneously delivered by the consultant to the Agent, Huntington and Bank One, and the Agent, Huntington and Bank One will have the right to discuss such reports directly with the consultant. The consultant will be selected and paid by the Company; provided, however, that the Agent, Huntington and Bank One will have the right to approve the consultant selected by the Company and the scope and cost of the engagement. Attached hereto as Schedule 1 is nonexclusive list of approved consultants. Fourth, the Agent will obtain an appraisal (at fair market and orderly liquidation values) of the domestic machinery and equipment of the Company (a schedule of such fixed assets by location must be provided to the Agent on or before April 10, 2001), and the fees and expenses associated with such appraisal will be borne by the Company. Fifth, the Company (and its subsidiaries, as applicable) will not only reaffirm existing security interests granted to secure the Loans and related fees, costs and expenses, but will also provide additional security for the Loans, which additional security will relate to the rights of the Company, as the sole member of Meta Management, LLC, to receive distributions from Meta Management, LLC. Sixth, the perfection and priority of the security interest of the Agent in the pledged shares of Metatec International B.V. must be confirmed (to the satisfaction of the Agent and its counsel) in an opinion of Netherlands counsel to be delivered to the Agent by not later than April 30, 2001. Finally, a guaranty secured by a first priority perfected security interest in the accounts of Metatec International B.V. (which accounts must be insured to the satisfaction of the Agent) must be delivered to the Agent and the validity and enforceability of such guaranty and related security agreement, as well as the perfection and priority of the security interest of the Agent in such accounts, must be confirmed (to the satisfaction of the Agent and its counsel) in an opinion of Netherlands counsel to be delivered to the Agent by not later than April 30, 2001.

         With respect to the lease ("Lease") between the Company and Banc One Leasing Company ("BOLC") described in Schedule 4.5 of the Loan Agreement, BOLC will be granted a security interest in the Collateral, which security interest will be junior in priority to that of the Agent. Additionally, as additional security for the Lease, BOLC will be granted an assignment of the Company's interest under a certain "foreign exchange contract" with Bank One in the original amount of $5,000,000.00. If the Lease does not currently so provide, the Lease will be cross-defaulted to the Events of Default set forth in the Loan Documents.

         The foregoing terms and modifications will be set forth in one or more formal amendments and/or supplemental documents which will be executed by the parties on or before April 6, 2001.

         Based upon our understanding that you are in agreement with the foregoing, the Agent, Huntington and Bank One agree to waive the Current Covenant Violations, the terms of which waiver are more fully set forth in a Limited Waiver of Covenants 4.12, 4.13, 4.14, 4.20 and 4.21, a copy of which is attached hereto as Exhibit A.

         The Agent, Huntington and Bank One are under no obligation with respect to any other waiver, modification, suspension, standstill or forbearance and no commitment is hereby made or implied regarding the same.

                                              Very truly yours,

                                              THE HUNTINGTON NATIONAL BANK,
                                              AS AGENT


                                              /s/ Bud Ward
                                              ---------------------------------
                                              Bud Ward
                                              Senior Vice President

         It is the intention of each of the parties executing this letter agreement that this letter agreement is binding upon and enforceable by and against each of the parties irrespective of the execution of formal documentation setting forth the terms and conditions hereof; provided, however, that it is the intention of the parties that formal documentation setting forth the terms and conditions hereof will be prepared and executed by the parties on or before April 6, 2001.

         Acknowledged and agreed as of March 30, 2001:


METATEC INTERNATIONAL, INC.


By:   /s/ Julia A. Pollner
     ---------------------------------
Its:  Senior Vice President, Finance
     ---------------------------------

METATEC WORLDWIDE, INC.

By:   /s/ Julia A. Pollner
     ---------------------------------
Its:  Vice President, Finance
     ---------------------------------


THE HUNTINGTON NATIONAL BANK


By:  /s/ Bud Ward
     ---------------------------------
Its:  Senior Vice President
     ---------------------------------

BANK ONE, NA


By:  /s/ J. Ralph Parker
     ---------------------------------
Its:  Vice President
     ---------------------------------

                                   SCHEDULE 1


                    Nonexclusive List of Approved Consultants


         1. Casas, Benjamin & White, LLC -- Ed Casas -- Skokie, Illinois 847-583-1718

         2. Development Specialists, Inc. -- Fred C. Caruso -- Chicago, Illinois 312-263-4141

         3.       Glass & Associates - Henry Glass -- Canton, Ohio
                  330-494-3252

         4. Groner, Boyle & Quillin, LLP -- Bradford S. Eldridge -- Columbus, Ohio 614-221-1120

         5. The Meridian Group -- Maggie Good -- Pittsburgh, Pennsylvania 412-232-0385

                                    EXHIBIT A

                  LIMITED WAIVER OF COVENANTS 4.12, 4.13, 4.14,
                      4.20 AND 4.21 OF LOAN AGREEMENT DATED
                            AS OF SEPTEMBER 11, 1998

         This Limited Waiver of Covenants 4.12, 4.13, 4.14, 4.20 and 4.21 of Loan Agreement Dated as of September 11, 1998 (this "Waiver") is dated as of the 31st day of December, 2000, and is executed by and among (a) Metatec International, Inc. (successor by merger to Metatec Corporation), an Ohio corporation (the "Company"), as borrower, (b) The Huntington National Bank ("Huntington"), Bank One, NA ("Bank One") and all other financial institutions from time to time party to a certain Loan Agreement dated as of September 11, 1998 (as amended by a First Amendment to Loan Agreement dated as of December 23, 1998, by a Second Amendment to Loan Agreement dated as of March 8, 1999, by a Third Amendment to Loan Agreement dated as of March 22, 2000 and by a Fourth Amendment to Loan Agreement dated as of August 14, 2000, the "Loan Agreement"), whether by execution of the Loan Agreement or an assignment and acceptance acceptable to the Administrative Agent (collectively, the "Banks" and individually a "Bank"), as lenders, and (c) Huntington, as Administrative Agent for the Banks (Huntington in such capacity, the "Administrative Agent").

                                    RECITALS:

         WHEREAS, the Banks, the Administrative Agent and the Company executed the Loan Agreement in connection with the Company's execution and delivery to
(i) Huntington of a certain term note of even date therewith in the original principal amount of $18,000,000.00, which term note was amended and restated as of March 22, 2000 in the principal amount of $12,750,000.00; (ii) Bank One of a certain term note of even date therewith in the original principal amount of $12,000,000.00, which term note was amended and restated as of March 22, 2000 in the principal amount of $8,500,000.00; (iii) Huntington of a certain revolving note of even date therewith in the original principal amount of $15,000,000.00, which revolving note was amended and restated as of December 23, 1998 in the principal amount of $12,000,000.00, and which revolving note was further amended and restated as of March 22, 2000 in the principal amount of $7,800,000.00; and
(iv) Bank One of a certain revolving note of even date therewith in the original principal amount of $10,000,000.00, which revolving note was amended and restated as of December 23, 1998 in the principal amount of $8,000,000.00, and which revolving note was further amended and restated as of March 22, 2000 in the principal amount of $5,200,000.00 (capitalized terms used but not defined herein shall have the meanings ascribed in the Loan Agreement); and

         WHEREAS, Section 4.12 of the Loan Agreement requires the Company to maintain a minimum consolidated Tangible Net Worth in excess of certain levels during various periods (the "Section 4.12 Covenant"); and

         WHEREAS, Section 4.13 of the Loan Agreement prohibits the Company from maintaining Leverage Ratios in excess of certain levels during various periods (the "Section 4.13 Covenant"); and

         WHEREAS, Section 4.14 of the Loan Agreement prohibits the Company from maintaining Interest Coverage Ratios of less than certain levels during various periods (the "Section 4.14 Covenant"); and

         WHEREAS, Section 4.20 of the Loan Agreement prohibits the Company from having net income before taxes for any calendar quarter of less than zero dollars (the "Section 4.20 Covenant"); and

         WHEREAS, Section 4.21 of the Loan Agreement requires the Company to maintain minimum EBITDA on both a monthly and a quarterly basis (the "Section
4.21 Covenant"); and

         WHEREAS, the Company has requested the Banks and the Administrative Agent to waive the Company's non-compliance with the Section 4.12 Covenant, the
Section 4.13 Covenant, the Section 4.14 Covenant, the Section 4.20 Covenant and the Section 4.21 Covenant for certain periods hereinafter specified; and

         WHEREAS, the Banks and the Administrative Agent are willing to waive the Company's non-compliance with the Section 4.12 Covenant, Section 4.13 Covenant, the Section 4.14 Covenant, the Section 4.20 Covenant and the Section
4.21 Covenant for certain periods hereinafter specified, subject to the terms and conditions hereof.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

         1. The Banks and the Administrative Agent hereby (a) waive the Company's non-compliance with the Section 4.12 Covenant, the Section 4.13, the
Section 4.14 Covenant and the Section 4.20 Covenant for the period ending December 31, 2000, and (b) waive any Event of Default associated therewith or occasioned thereby.

         2. The Banks and the Administrative Agent hereby (a) waive the Company's non-compliance with the Section 4.21 Covenant for the periods ending October 31, November 30 and December 31, 2000, and (b) waive any Event of Default associated therewith or occasioned thereby.

         3. Except as expressly set forth herein, nothing contained herein shall constitute a waiver or forbearance by the Banks or the Administrative Agent of any other Event of Default, whether now existing or hereafter arising, or waiver or modification of any other term, condition or covenant set forth in the Loan Agreement, the Notes or any related documents, instruments or agreements (collectively, the "Loan Documents"). Additionally, this Waiver shall not be construed as a commitment on the part of the Banks or the Administrative Agent to any future amendment, modification or waiver of any term, condition or covenant set forth in the Loan Documents.

         4. The Company represents and warrants that, except for the Company's non-compliance with the Section 4.13 Covenant, the Section 4.14, the Section
4.20 Covenant and the Section 4.21 Covenant for the periods specified herein, no Event of Default has occurred and is continuing under the Loan Documents.

         5. The Company agrees that, except for the Company's non-compliance with the Section 4.13 Covenant, the Section 4.14, the Section 4.20 Covenant and the Section 4.21 Covenant for the periods specified herein, the Company will perform and observe all of the covenants, agreements, stipulations and conditions to be performed or observed by the Company under the Loan Documents.

         6. This Waiver shall be interpreted, and the rights and liabilities of the parties hereto determined, in accordance with the laws of the State of Ohio.

         7. This Waiver may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document.

         IN WITNESS WHEREOF, the Company, the Banks and the Administrative Agent have caused this Waiver to be executed by their duly authorized representatives as of the day and year first above written.


                                        COMPANY:

                                        METATEC INTERNATIONAL, INC.,
                                        an Ohio corporation

                                        By:  /s/ Julia A. Pollner
                                             -----------------------------------
                                        Its:  Senior Vice President, Finance


                                        AGENT:

                                        THE HUNTINGTON NATIONAL BANK,
                                        a national banking association,
                                        as Administrative Agent

                                        By:  /s/ Bud Ward
                                             -----------------------------------
                                        Its:  Senior Vice President

                                        BANK:

                                        THE HUNTINGTON NATIONAL BANK,
                                        a national banking association

                                        By:  /s/ Bud Ward
                                             -----------------------------------
                                        Its:  Senior Vice President


                                        BANK:

                                        BANK ONE, NA,
                                        a national banking association

                                        By:  /s/ J. Ralph Parker
                                             -----------------------------------
                                        Its:  Vice President

                              CONSENT OF GUARANTOR


         The undersigned, being a guarantor of certain obligations of the Company to the Banks and the Administrative Agent by virtue of a certain Unconditional Guaranty of Payment and Performance ("Guaranty") executed and delivered by it to the Banks and the Administrative Agent, hereby consents to the terms of the Waiver, agrees that its Obligations (as defined in the Guaranty) to the Banks and the Administrative Agent shall not be discharged, limited, impaired or diminished in any way as a result of the execution of the Waiver by the parties thereto and agrees that its Obligations to the Banks and the Administrative Agent under its Guaranty shall be continuing as provided therein. The undersigned, also being a debtor under a Security Agreement (the "Security Agreement") in favor of the Banks and the Administrative Agent, hereby reaffirms its grant to the Banks and the Administrative Agent of a security interest under the Security Agreement, and acknowledges that such security interest secures its Obligations to the Banks and the Administrative Agent.

         The undersigned authorizes any attorney at law to appear in any Court of Record in the State of Ohio or in any other state or territory of the United States after the Obligations subject to its Guaranty becomes due, whether by acceleration or otherwise, to waive the issuing and service of process, and to confess judgment against it in favor of the Banks and the Administrative Agent for the amount then appearing due together with costs of suit, and thereupon to waive all errors and all rights of appeal from the judgments rendered.



WARNING-BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.


                                               Metatec Worldwide, Inc.,
                                               an Ohio corporation

                                               By:  /s/ Julia A. Pollner
                                                   -----------------------------
                                               Its:  Treasurer

STATE OF OHIO       }
COUNTY OF FRANKLIN: }SS

         The foregoing instrument was executed and acknowledged before me this 2nd day of April, 2001, by Julia A. Pollner, the Treasurer of Metatec Worldwide, Inc., an Ohio corporation, on behalf of the corporation.


                                               /s/ Lorraine M. Rea
                                               --------------------------------
                                               Notary Public
Commission
Expiration:  2-16-04